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                                                                    EXHIBIT 11.1

                               REDWOOD TRUST, INC.
                        COMPUTATION OF PER SHARE EARNINGS

                                                                                Three Months       Six Months
                                                                                   Ended              Ended
                                                                                June 30, 2003     June 30, 2003
                                                                                -------------     -------------
BASIC:
           Average common shares outstanding ..............................        17,652,854        17,036,286
                                                                                -------------     -------------

                 Total ....................................................        17,652,854        17,036,286
                                                                                =============     =============

           Net Income .....................................................     $  22,212,050     $  37,143,740
                                                                                =============     =============

           Per Share Amount ...............................................     $        1.26     $        2.18
                                                                                =============     =============


DILUTED:
           Average common shares outstanding ..............................        17,652,854        17,036,286
           Net effect of dilutive stock options outstanding
               during the period -- based on the treasury stock method ....           780,311           694,019
                                                                                -------------     -------------

                 Total ....................................................        18,433,165        17,730,304
                                                                                =============     =============

           Net Income .....................................................     $  22,212,050     $  37,143,740
                                                                                =============     =============

           Per Share Amount ...............................................     $        1.21     $        2.09
                                                                                =============     =============